EXHIBIT 99.1

                                                                   PRESS RELEASE

       SEACOR SMIT ANNOUNCES CORPORATE NAME CHANGE TO SEACOR HOLDINGS INC.



HOUSTON, TEXAS
March 15, 2004

FOR IMMEDIATE RELEASE-- SEACOR SMIT Inc. (NYSE:CKH) announced today that the change of its name to "SEACOR Holdings Inc." became effective at 12:01 a.m. on March 15, 2004. The ticker symbol and CUSIP number for the Company's common stock will remain unchanged.

Holders of stock certificates bearing the name "SEACOR SMIT Inc." may continue to hold them and will not be required to exchange them for new stock certificates or take any other action.

In addition, the Company's Internet website URL will change to http://www.seacorholdings.com.

SEACOR and its subsidiaries are engaged in the operation of a diversified fleet of offshore support vessels that service oil and gas exploration and development activities in the U.S. Gulf of Mexico, the North Sea, West Africa, Asia, Latin America and other international regions. Other business activities primarily include environmental services, inland river operations, and offshore aviation services.


For additional information, contact Randall Blank, Executive Vice President and Chief Financial Officer, at (281) 899-4800 or (212) 307-6633 or visit SEACOR's website at www.seacorholdings.com.